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                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE:  Tuesday, February 7, 1995

CONTACT:  Stephen J. Szapor, Jr., COO          Richard Bernot
          Thomas K. Land, CFO                  or Madeleine Franco
          Sahara Gaming Corporation            Jordan Richard Assoc.
          702-737-2724                         801-595-8611


                SAHARA GAMING CORPORATION ANNOUNCES TERMINATION
                 OF AGREEMENT CONCERNING GREEN VALLEY PROPERTY

LAS VEGAS, NEV.--Sahara Gaming Corporation (AMEX:SGM), announced today the termination of its agreement with Players International, Inc. (NASDAQ:PLAY) for sale by Sahara of an approximately 40-acre parcel of land in the Green Valley area of Las Vegas, in accordance with the terms of the agreement. According to Stephen J. Szapor, chief operating officer of Sahara, the Company is reexamining its options relative to the potential hotel-casino site located in the southeast portion of the Las Vegas Valley, including the extension of the underlying indebtedness and Sahara's own development of the property.

       "We believe that the Green Valley property continues to represent a growth opportunity and we are evaluating our alternatives for the development of the project," said Szapor.

       Sahara Gaming Corporation owns and operates a portfolio of diversified gaming properties in Nevada.